SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported ) February 8, 1998

                           NEW YORK HEALTH CARE, INC.
             (Exact Name of Registrant as Specified in its Charter)

   New York                         1-12451                         11-2636089
(State or other             (Commission File Number)              (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                       Number)

1850 McDonald Avenue, Brooklyn, N.Y.                                  11223
(Address of Principal Executive Offices)                            (Zip Code)

                         Registrant's telephone number,
                       including area code, (718) 375-6700

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Item 5: ACQUISITION OR DISPOSITION OF ASSETS

      On February 8, 1998, a recently-formed wholly-owned subsidiary of the Company, named "NYHC Newco Paxxon, Inc.", a New York corporation ("NYHC Newco"), purchased from Metro Healthcare Services, Inc., a New Jersey corporation ("Metro"), the home care business assets (other than accounts receivable) which Metro operated in Edison, Shrewsbury and Toms River, New Jersey for a purchase price consisting of $500,000 paid at closing and a promissory note in the principal sum of $580,000 payable in twelve equal quarterly installments commencing May 5, 1998 together with accrued interest at a rate equal to 1% per annum over the prime interest rate published by the Wall Street Journal on February 8, 1998, adjusted quarterly. The promissory note is subordinated to all obligations due to the Company's banks or other institutional lenders. The promissory note and the covenants of NYHC Newco are guaranteed by the Company.

      As part of the acquisition transaction, NYHC Newco assumed a leasehold obligation for the one office located in Toms River, New Jersey (expiring May 31, 1998) in the aggregate sum of $2,400 per month, together with various equipment leases for items of business equipment. It also entered into two leases for additional office space; one in Shrewsbury, New Jersey (expiring February 28, 2001) at a rent of $700 per month and the other in Edison, New Jersey (expiring May 31, 1999) at a rent of $1,140 per month.

      On March 26, 1998, NYHC Newco purchased from Heart to Heart Healthcare Services, Inc., a New Jersey corporation ("Heart to Heart"), the home care business assets (other than accounts receivable) which Heart to Heart operated in East Orange and Hackensack, New Jersey for a purchase price consisting of a promissory note in the principal sum of $1,150,000 payable in 24 equal quarterly installments commencing June 26, 1998 together with accrued interest at a rate equal to 1% per annum over the prime interest rate published by the Wall Street Journal on March 26, 1998, adjusted quarterly. The promissory note is subordinated to all obligations due to the Company's banks or other institutional lenders. The promissory note and the covenants of NYHC Newco are guaranteed by the Company.

      As part of the acquisition transaction, NYHC Newco assumed leasehold obligations for the two offices located in East Orange (expiring August 31, 2002) and Hackensack, New Jersey (expiring May 31, 1998) in the aggregate sum of $1,815 per month, together with various equipment leases for items of business equipment.

      As noted in the Company's December 20, 1996 prospectus and Form 10-KSB annual report for the year ended December 31, 1996, its directors are the sole stockholders of Heart to Heart. The Company therefore obtained an independent opinion that the terms and conditions of the acquisition are, under all circumstances, fair to the Company.

      The Company expects to account for each of these acquisitions as a "purchase" in accordance with Generally Accepted Accounting Principles.

Item 7: FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Businesses Acquired:

            (i) The Company does not believe that financial statements relating to the home care business assets acquired from Metro Healthcare Services, Inc. are required to be filed pursuant to Item 310 of Regulation SB.

            (ii) Financial statements required by Item 310 of Regulation SB relating to the home care business assets acquired from Heart to Heart Healthcare Services, Inc. will be filed by amendment within 60 days after the filing of this report.

      (b)   Pro Forma Financial Information.

            (i) The Company does not believe that pro forma financial information relating to the home care business assets acquired from Metro Healthcare Services, Inc. is required to be filed pursuant to Item 310 of Regulation SB.

            (ii) Pro forma financial information required by Item 310 of Regulation SB relating to the home care business assets acquired from Heart to Heart Healthcare Services, Inc. will be filed by amendment within 60 days after the filing of this report.

      (c)   Exhibits.

      2.2 Purchase and Sale Agreement dated February 8, 1998 among NYHC Newco Paxxon, Inc. and Metro Healthcare Services, Inc.

      2.3 Purchase and Sale Agreement dated February 25, 1998 among NYHC Newco Paxxon, Inc. and Heart to Heart Healthcare Services, Inc.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 30, 1998                           NEW YORK HEALTH CARE, INC.

                                    By:  /s/ Jerry Braun
                                         ---------------------------------------
                                         Jerry Braun
                                         President and Chief Executive Officer